SAWTEK INC.

1818 South Highway 441
Apopka, Florida 32703
407-886-8860

PROXY CARD

   Steven P. Miller, Raymond A. Link and William A. Grimm, or any of them, are hereby authorized, with full power of substitution, to represent and to vote the stock of the undersigned at the special meeting of shareholders of Sawtek Inc. to be held on July 19, 2001, or at any adjournment, upon the business to come before the meeting, which is restricted to the matter set forth below as described in the joint proxy statement/registration statement, dated June 18, 2001:

  Approval of the merger (the "Merger") of Sawtek Inc. with or into Timber Acquisition Corp., a wholly owned subsidiary of TriQuint Semiconductor, Inc., and the approval and adoption of the merger agreement.

/ / FOR the approval of the Merger of Sawtek Inc. with or into Timber Acquisition Corp. and the approval and adoption of the merger agreement.

/ / AGAINST the approval of the Merger of Sawtek Inc. with or into Timber Acquisition Corp. and the approval and adoption of the merger agreement.

/ / ABSTAIN

   You are encouraged to specify your choice by marking the appropriate box. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the approval of the Merger of Sawtek Inc. with or into Timber Acquisition Corp. and the approval and adoption of the merger agreement. The proxies, either jointly or individually, cannot vote your shares unless you sign and return this card. In their discretion, the proxies, either jointly or individually, are authorized to vote upon such other business as may properly come before this meeting.

Dated	, 2001

Signature
Joint Signature (if necessary)
Note: Please sign exactly as name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. All joint owners must sign.
I plan to attend the meeting: / /	I do not plan to attend the meeting: / /

This proxy is being solicited on behalf of Sawtek Inc.'s Board of Directors.